UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2015

NOVATEL WIRELESS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31659	86-0824673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9645 Scranton Road, Suite 205

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 10, 2015, Novatel Wireless, Inc. (the “Company”) completed its previously announced private placement of $120.0 million aggregate principal amount of the Company’s 5.50% Convertible Senior Notes due 2020 (the “Notes”).

The Notes are governed by an Indenture, dated June 10, 2015 (the “Indenture”), entered into between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes were sold at 100% of par, resulting in net proceeds to the Company, after deducting the placement agent’s fees and offering expenses, of approximately $116.0 million. The Company expects to use the proceeds from the offering to finance proposed acquisitions of, or investments in, complementary businesses, products, services and technologies, including its potential acquisition of DigiCore Holdings Limited, to pay fees and expenses related to such proposed acquisitions and for general corporate purposes.

The Notes are the general unsecured obligations of the Company and bear interest at a rate of 5.50% per annum, payable semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2015. The Notes will mature on June 15, 2020, unless earlier converted, redeemed or repurchased. The Notes will be convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) (together with cash in lieu any fractional share), cash or a combination of cash and shares of Common Stock, at the Company’s election, based on an initial conversion rate of 200.0000 shares of Common Stock per $1,000 principal amount of the Notes, which corresponds to an initial conversion price of $5.00 per share of Common Stock and represents a conversion premium of 25% based on the last reported sale price of the Common Stock of $4.00 on June 4, 2015. The conversion rate is subject to adjustment from time to time upon the occurrence of certain events, including, but not limited to, the issuance of certain stock dividends on the Common Stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, the payment of cash dividends and certain Company tender or exchange offers.

Holders may convert all or a portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding December 15, 2019, but only under the following circumstances: (i) during any calendar quarter commencing after the calendar quarter ending on September 30, 2015 (and only during such calendar quarter), if the last reported sale price per share of the Common Stock for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter equals or exceeds 130% of the conversion price on such trading day; (ii) during the five consecutive business day period immediately after any five consecutive trading day period (the five consecutive trading pay period being referred to as the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measure period was less than 98% of the product of the last reported sale price per share of the Common Stock and the conversion rate on such day; (iii) upon the occurrence of certain corporate events specified in the Indenture; or (iv) if the Company has called the Notes for redemption. On or after December 15, 2019, holders may convert any of their Notes at any time prior to the close of business on the business day immediately preceding the maturity date.

The Company may redeem all or a portion of the Notes at its option on or after June 15, 2018 if the last reported sale price per share of the Common Stock equals or exceeds 140% of the conversion price for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately prior to the date on which the Company provides written notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest on such Notes, subject to the right of holders as of the close of business on an interest record date to receive the related interest. In addition, if the Company calls the Notes for redemption, a “make-whole fundamental change” (as defined in the Indenture) will be deemed to occur. As a result, the Company will, in certain circumstances, increase the conversion rate for holders who convert their Notes in connection with such redemption.

No “sinking fund” is provided for the Notes, which means that the Company is not required to periodically redeem or retire the Notes. If the Company undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders may require the Company to repurchase for cash all or part of their Notes in principal amounts of $1,000, or an integral multiple of $1,000 in excess thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date, subject to the right of holders as of the close of business on an interest record date to receive the related interest. In addition, every fundamental change is a make-whole fundamental change. As a result, the Company will, in certain circumstances, increase the conversion rate for holders who convert their Notes in connection with such fundamental change.

The Indenture also provides for customary events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the Trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes, by notice to the Company and the Trustee, may declare the principal and accrued and unpaid interest on the outstanding Notes to be immediately due and payable. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal and accrued and unpaid interest of the Notes will automatically become immediately due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects and for up to 60 days, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants consists exclusively of the right to receive special interest on the Notes at a rate equal to 0.50% per annum on the principal amount of the outstanding Notes.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Notes (included as an exhibit to the Indenture) filed hereto as Exhibit 4.1 and Exhibit 4.2, respectively, each of which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 10, 2015, the Company completed the sale of $120.0 million of the Notes. The offer and sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration under
Section 4(a)(2) of the Securities Act as such transaction did not involve a public offering of securities.

Additional information is contained in Item 1.01 and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 10, 2015, the Company issued a press release announcing that it had closed its offering of the Notes. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated June 10, 2015, between Novatel Wireless, Inc. and Wilmington Trust, National Association, as Trustee.

4.2	Forms of 5.50% Convertible Senior Notes due 2020 (included in Exhibit 4.1).

99.1	Press release, dated June 10, 2015, announcing the closing of the Company’s offering of $120.0 million principal amount of 5.50% Convertible Senior Notes due 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVATEL WIRELESS, INC.

By:	/s/ Lance Bridges
Lance Bridges
Senior Vice President, General Counsel

Date: June 10, 2015

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